UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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SeaCube Container Leasing Ltd.

(Name of Registrant as Specified in Its Charter)

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SeaCube Container Leasing Ltd.
1 Maynard Drive
Park Ridge, New Jersey 07656

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD May 25, 2011

Dear Shareholder:

On behalf of the Board of Directors and the management of SeaCube Container Leasing Ltd., an exempted Bermuda company (the “Company”; “we”; “us” or “our”), I invite you to attend the 2011 Annual Meeting of Shareholders (the “Meeting”), which will be held at our corporate offices at 1 Maynard Drive, Park Ridge, New Jersey 07656 on May 25, 2011, beginning at 10:00 a.m., local time, for the following purposes:

1.	To elect two Class I directors, for a term of three years;

2.	To ratify Ernst & Young LLP as the independent registered public accounting firm for 2011;

3.	To hold an advisory vote on executive compensation;

4.	To hold an advisory vote on the frequency of future advisory votes on executive compensation; and

5.	To transact such other business as may properly come before the Meeting and any adjournment(s) or postponement(s) of the Meeting.

The Board of Directors of the Company has fixed the close of business on March 30, 2011 as the record date for the determination of shareholders entitled to notice of and to vote at our Meeting, and any adjournment(s) or postponement(s) of the Meeting.

Your vote is important. Whether you attend the Meeting or not, please complete, sign, date and promptly mail the enclosed proxy card in the enclosed postage-paid envelope, or you may also follow the instructions on the proxy card to vote by internet or telephone. If you vote by proxy card, internet or telephone, you may nevertheless attend the Meeting, revoke your proxy and vote your shares in person.

We look forward to seeing you at the Meeting.

Joseph Kwok
Chief Executive Officer
Park Ridge, New Jersey
April 15, 2011

Important Notice Regarding Availability of Proxy Materials for SeaCube’s Annual Meeting to be Held on May 25, 2011. The proxy statement and annual report to shareholders will be available on the Internet at www.seacubecontainers.com. on or about April 15, 2011.

2011 ANNUAL MEETING OF SHAREHOLDERS
OF
SeaCube Container Leasing Ltd.

PROXY STATEMENT

          This proxy statement contains information relating to our 2011 annual meeting of shareholders (the “Meeting”) to be held on May 25, 2011, beginning at 10:00 a.m., local time, at the Company’s corporate offices at 1 Maynard Drive, Park Ridge, New Jersey 07656, and to any adjournment(s) or postponement(s). The approximate date that this proxy statement and the enclosed form of proxy are first being sent to shareholders is April 15, 2011.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Who is entitled to vote?

          Only shareholders of record of our common shares (the “Common Shares”) at the close of business on the record date, March 30, 2011, are entitled to receive notice of the Meeting and to vote the Common Shares that they held on that date at the Meeting, or any postponement(s) or adjournment(s) of the Meeting. As of the record date, 20,163,359 Common Shares were outstanding and entitled to vote. Each outstanding Common Share entitles its holder to cast one vote on each matter to be voted upon.

What will be voted on at the Meeting?

          At the Meeting, shareholders will act upon the matters outlined in the accompanying notice of the annual meeting, namely:

•	the election of Douglas A. Hacker and Joseph Kwok as the Class I directors (Proposal No. 1);

•	the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal No. 2);

•	an advisory vote on executive compensation (Proposal No. 3); and

•	an advisory vote on the frequency of future advisory votes on executive compensation (Proposal No. 4).

          In addition, shareholders will transact any other business that may properly come before the Meeting and any adjournment(s) or postponement(s) of the Meeting, and our management will report on our performance during the fiscal year ended December 31, 2010 and respond to appropriate questions from shareholders.

What are the Board of Directors’ voting recommendations?

          The enclosed proxy is solicited on behalf of the Board of Directors (“Board”). The recommendation of the Board is set forth with the description of the items in this proxy statement to be voted on by the shareholders. In summary, the Board recommends a vote:

•	FOR the election of the Douglas A. Hacker and Joseph Kwok as the nominated Class I directors named in this proxy statement (Proposal No. 1, see page 6);

•	FOR the ratification of the selection of Ernst & Young LLP as SeaCube Container Leasing Ltd.’s independent registered public accounting firm for 2011 (Proposal No. 2, see page 27);

•	FOR the proposal regarding an advisory vote on executive compensation (Proposal No. 3, see page 28); and

•	EVERY THREE YEARS for the proposal regarding the frequency of future advisory votes on executive compensation (Proposal No. 4, see page 29).

          The Board does not know of any other matters that may be brought before the Meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate Board nominees. In the event that any other matter should properly come before the Meeting or any nominee is not available for election, the proxy holders will vote at the Meeting or any adjournment or postponement of the Meeting as recommended by the Board or, if no recommendation is given, in accordance with their best judgment.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

          If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered with respect to those shares, the “shareholder of record”. We have sent the notice of annual meeting, proxy statement, annual report and proxy card directly to you.

          If your shares are held in a share brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name”. The notice of annual meeting, proxy statement, annual report and proxy card have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.

What constitutes a quorum?

          The presence of two or more persons at the start of the Meeting and representing in person, or by proxy entitling the holder to vote at the Meeting, in excess of 50% of all votes attaching to all the Common Shares, shall form a quorum for the transaction of business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of determining a quorum. If a quorum is not present, the Meeting will be adjourned until a quorum has been obtained.

How many votes do I have?

          You will have one vote for every Common Share of SeaCube Container Leasing Ltd. owned at the close of business on the record date, March 30, 2011.

How do I vote?

          You can vote either in person at the Meeting or by proxy without attending the Meeting. The shares represented by a properly executed proxy will be voted as you direct.

          To vote by proxy, you must do one of the following:

•

Vote by Internet: If you are a shareholder of record as of March 30, 2011, you may vote by Internet by following the instructions on your proxy card until 11:59 p.m. Eastern Time the day before the Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form. Internet voting is available 24 hours a day.

•

Vote by Telephone: If you are a shareholder of record as of March 30, 2011, you may vote your shares by telephone until 11:59 p.m. Eastern Time the day before the Meeting date by calling the toll-free number listed on the proxy card on a touch-tone phone telephone. Easy-to-follow voice prompts enable you to vote your shares and confirm that your instructions have been properly recorded. Telephone voting is available 24 hours a day.

•

Vote by Mail: All shareholders of record as of March 30, 2011 also can vote by written proxy card. If you choose to vote by mail, complete, sign, date and return your proxy card in the postage-paid envelope provided. Please promptly mail your proxy card to ensure it is received prior to the Meeting. Votes submitted by written proxy must be received by 5:00 p.m. Eastern Time the day before the Meeting date.

•	In Person. All shareholders of record as of March 30, 2011 may vote in person at the Meeting.

          If your shares are held in a share brokerage account or by a bank or other holder of record, you will receive instructions from the holder of record that you must follow for your shares to be voted. The availability of telephonic or Internet voting will depend on the broker’s, bank’s or other holder of record’s voting process. Please check with your broker, bank or other holder of record and follow the voting procedures your broker, bank or other holder of record provides to vote your shares. Also, please note that if the holder of record of your shares is a broker, bank or other holder of record and you wish to vote in person at the Meeting, you must request a legal proxy from your broker, bank or holder of record and present that proxy and proof of identification at the Meeting.

How will my Common Shares be voted if I give my proxy but do not specify how my shares should be voted?

          If you provide specific voting instructions, your shares will be voted at the Meeting in accordance with your instructions. If you sign your proxy card, but do not give specific voting instructions, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board, or if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each item?

          Election of Directors. For Proposal No. 1, the affirmative vote of a plurality of the votes cast at the Meeting is required for the election of Douglas A. Hacker and Joseph Kwok as the Class I directors. A properly executed proxy marked “WITHHOLD ALL” or “FOR ALL EXCEPT,” as the case may be, with respect to the election of the director will not be counted in the number of votes cast on a matter, although it will be counted for purposes of determining whether there is a quorum.

          Other Items. For Proposals No. 2 and No. 3 or any other item which may properly come before the Meeting, the affirmative vote of a majority of the votes cast at the Meeting is required for approval. For Proposal No. 4, the frequency (every one, two or three years) receiving the largest number of votes, even if not a majority, will be considered the preference of our shareholders. A properly executed proxy marked “ABSTAIN” with respect to any of the aforementioned matters will not be counted in the number of votes cast on a matter, although it will be counted for purposes of determining whether there is a quorum.

What is a “broker non-vote” and how would it affect the vote?

          A “broker non-vote” occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares, such that the broker is unable to vote those uninstructed shares. Brokers will have discretionary voting power to vote shares for which no voting instructions have been provided by the beneficial owner with respect to the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm (Proposal No. 2).

          Brokers will not have discretionary voting power to vote shares with respect to the election of Douglas A. Hacker and Joseph Kwok as the Class I directors (Proposal No. 1), the advisory vote on executive compensation (Proposal No. 3), and the advisory vote on the frequency of future advisory votes on executive compensation (Proposal No. 4). Broker non-votes will have no effect on Proposals No. 1, No. 3, and No. 4.

          If other matters are properly brought before the Meeting and they are not considered routine under the applicable NYSE rules, shares held by a broker or other nominee will not be voted on such non-routine matters by the brokerage firms unless they have received voting instructions and, accordingly, any such shares will be “broker non-votes” and will not be counted with respect to such matters.

Can I change my vote?

          Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the Meeting. If you are a shareholder of record, regardless of the way in which you submitted your original proxy, you may change it by:

•	returning a later-dated signed proxy card to us prior to the Meeting at SeaCube Container Leasing Ltd., 1 Maynard Drive, Park Ridge, New Jersey 07656, Attention: General Counsel/Corporate Secretary;

•

delivering a later-dated written notice of revocation to us prior to the Meeting at SeaCube Container Leasing Ltd., 1 Maynard Drive, Park Ridge, New Jersey 07656, Attention: General Counsel/Corporate Secretary;

•	submitting a later-dated proxy by telephone or Internet (only your last telephone or Internet proxy will be counted) prior to the Meeting; or

•	attending the Meeting and properly voting in person.

          Alternatively, you may hand deliver a later-dated written notice of revocation, or later-dated signed proxy to the Secretary at the Meeting before we begin voting.

          If your shares are held through a broker, bank or other holder of record, you will need to contact that broker, bank or holder of record if you wish to change your voting instructions. You may also vote in person at the Meeting if you obtain a legal proxy as described in the answer to the question above entitled “How do I vote?”

          Mere attendance at the Meeting will not cause your previously granted proxy to be revoked.

Who pays for the preparation and mailing of the proxy materials?

          The Company will pay the cost of preparing, assembling and mailing the notice of annual meeting, proxy statement, enclosed proxy card and accompanying annual report. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies, and we may reimburse those persons for their expenses incurred in connection with these activities. We will compensate only independent third-party agents who are not affiliated with us but solicit proxies. At this time, we do not anticipate that we will be retaining a third-party solicitation firm, but should we determine, in the future, that it is in our best interest to do so, we will retain a solicitation firm and pay for all costs and expenses associated with retaining this solicitation firm.

          You should review the information contained in this proxy statement separately from our 2010 annual report to shareholders (the “2010 Annual Report”). Our principal executive offices are located at 1 Maynard Drive, Park Ridge, New Jersey 07656, and our telephone number is (201) 391-0800. A list of shareholders entitled to vote at the Meeting will be available at our offices for a period of ten days prior to the Meeting and at the Meeting itself for examination by any shareholder.

How do I sign up for electronic delivery of future proxy materials?

          If you would like to reduce costs incurred by SeaCube Container Leasing Ltd. in mailing proxy materials, you may consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

What is the deadline for consideration of shareholder proposals for the 2012 annual meeting of shareholders?

          Requirements for Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2012 annual meeting of shareholders must be received no later than December 17, 2011. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals must be delivered to the Office of the General Counsel/Corporate Secretary, SeaCube Container Leasing Ltd., 1 Maynard Drive, Park Ridge, New Jersey 07656.

          Requirements for Shareholder Proposals to Be Brought Before the 2012 Annual Meeting of Shareholders. Notice of any proposal that you intend to present at the 2012 annual meeting of shareholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2012 annual meeting of shareholders, must be delivered to the Office of the General Counsel/Corporate Secretary, SeaCube Container Leasing Ltd., 1 Maynard Drive, Park Ridge, New Jersey 07656 so that it is received no earlier than the close of business on January 26, 2012, nor later than the close of business on February 25, 2012, unless the date of the 2012 Annual Meeting is changed by more than 25 days from the date of the last annual meeting, in which case the nomination must be received no later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first.

Does the Board consider director nominees recommended by shareholders?

          Yes, the Nominating, Corporate Governance and Conflicts Committee of the Board will review recommendations, as to possible nominees received from shareholders and other qualified sources, pursuant to the Company’s bye-laws and memorandum of association. A shareholder recommendation should be addressed to the Chair of the Nominating, Corporate Governance and Conflicts Committee of the Board, c/o General Counsel/Corporate Secretary, SeaCube Container Leasing Ltd., 1 Maynard Drive, Park Ridge, New Jersey 07656, so that it is received no earlier than the close of business on January

26, 2012, nor later than the close of business on February 25, 2012, unless the date of the 2012 Annual Meeting is changed by more than 25 days from the date of the last annual meeting, in which case the nomination must be received no later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first. Such letters of recommendation must include the address and number of shares owned by the nominating shareholder, the recommended individual’s name and address, and a description of the recommended individual’s background and qualifications. A signed statement from the recommended individual must accompany the letter of recommendation indicating that he or she consents to being considered as a candidate and that, if nominated by the Board and elected by the shareholders, he or she will serve as a director of the Company. In addition, the notice must also include any other information relating to the shareholder or to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Exchange Act.

          In addition, our bye-laws allow shareholders to propose or nominate a candidate for election as a director. Such proposal or nomination must be made in accordance with the procedures and time-limits set out in the bye-laws of the Company.

          A person must own Common Shares on the date that he or she sends the notice to SeaCube under the procedures above for the nomination to be valid under our bye-laws. Provided that the required biographical and background material described above is provided for candidates properly recommended by shareholders, the Nominating, Corporate Governance and Conflicts Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board. If the Chairman of the Board determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Who can attend the Meeting?

          All shareholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in “street name,” that is, through a broker or other nominee, you will need to bring a copy of a recent account statement or letter from your bank or broker reflecting your share ownership as of the record date.

Do I need a ticket to attend the Meeting?

          Yes, you will be issued an admission ticket at the Shareholder Registration Desk at the Meeting. If you hold shares in your name, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares through a bank or broker, you will need proof of ownership, such as a recent account statement or letter from your bank or broker, along with proper identification.

Will I receive a copy of the 2010 Annual Report?

          We have enclosed our 2010 Annual Report with this proxy statement. The 2010 Annual Report includes audited financial statements for our fiscal year ended December 31, 2010, along with other financial information about our company, which we urge you to read carefully.

How can I receive a copy of the 2010 Form 10-K?

          The 2010 Form 10-K is included in our 2010 Annual Report which accompanies this proxy statement.

          You can also obtain, free of charge, a copy of our 2010 Form 10-K or this proxy statement by:

•	Writing to SeaCube Container Leasing Ltd., Investor Relations, 1 Maynard Drive, Park Ridge, New Jersey 07656.

•	Accessing the “SEC Filings” section of our Internet site at www.seacubecontainers.com, by clicking on the “Investors” link.

•	You can also obtain a copy of the 2010 Form 10-K and other periodic filings with the United States Securities and Exchange Commission (“SEC”) from the SEC’s EDGAR database at www.sec.gov.

Is this proxy statement available electronically?

•	You may access at the “SEC Filings” section of our Internet site at www.seacubecontainers.com, by clicking on the “Investors” link; and

•	You can also obtain a copy of the proxy statement from the SEC’s EDGAR database at www.sec.gov.

PROPOSAL NO. 1: ELECTION OF CLASS I DIRECTORS

          The Company’s bye-laws provide that our Board consist of no less than three nor more than nine members, and consist of three classes of directors, as nearly equal in number as possible, designated Class I, Class II and Class III, and provides that the exact number of directors comprising our Board will be determined from time to time by resolution adopted by the Board. The current Board is comprised of seven directors. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term. Messrs. Hacker and Kwok currently serve as the Class I directors, and their terms will expire on the date of the Meeting. Messrs. Atkeson, Hamm and Tuchman currently serve as the Class II directors, and their terms will expire on the date of the 2012 Annual Meeting and Messrs. Adams and Goodwin currently serve as the Class III directors, and their terms will expire on the date of the 2013 annual meeting.

          Mr. Hacker has been recommended for nomination by the Nominating, Corporate Governance and Conflicts Committee, the Audit Committee and the Compensation Committee of the Board and each of Messrs. Hacker and Kwok has been nominated by our Board to stand for re-election at the Meeting. As of the date of this proxy statement, Messrs. Hacker and Kwok have consented to serve and the Board has no reason to believe that they will not serve, if elected. However, if either Messrs. Hacker or Kwok should become unavailable to serve as a director, and if the Board has designated a substitute nominee, the persons named as proxies will vote for this substitute nominee.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE
SHAREHOLDERS VOTE FOR THE ELECTION OF DOUGLAS A. HACKER AND JOSEPH KWOK

          Immediately below is certain biographical information of our Class I director nominees, including information concerning the particular experience, qualifications, attributes or skills that led the Nominating, Corporate Governance and Conflicts Committee and the Board to conclude that they should serve on the Board:

          Douglas A. Hacker, 55, was appointed to our board on October 27, 2010. He is Chairman of the Compensation Committee and serves on the Audit Committee and the Nominating, Corporate Governance and Conflicts Committee of the Board. Mr. Hacker is currently, and has been since August 2006, a member of the board of directors of Aircastle Limited, a NYSE listed company that acquires, leases and sells commercial jet aircraft to airlines throughout the world. Mr. Hacker is currently an independent business executive and formerly served from December 2002 to May 2006 as Executive Vice President, Strategy for UAL Corporation, the airline holding company for United Airlines. Prior to this position, Mr. Hacker served with UAL Corporation as President, UAL Loyalty Services from September 2001 to December 2002, and as Executive Vice President and Chief Financial Officer from July 1999 to September 2001. Mr. Hacker also serves as a director or trustee of a series of open-end investment companies that are part of the Columbia family of mutual funds and as a director of Nash Finch Company. Mr. Hacker received a A.B. in Economics from Princeton University and an M.B.A. from Harvard Business School.

          Mr. Hacker’s extensive experience in financial and operating management, including his prior service as an Executive Vice President, Strategy, of a major U.S. airline and his service as Chief Financial Officer of a major U.S. airline, in addition to his depth of knowledge in executive compensation, provide to the board excellent perspective and expertise on finance matters, on strategic matters relevant to the Company and on executive compensation matters. The board has determined that Mr. Hacker is “financially literate” as defined by NYSE rules and is a “financial expert” as defined by SEC regulations.

          Joseph Kwok, 56, was appointed to our board effective March 15, 2011, and became our Chief Executive Officer in March 2010. Mr. Kwok is the Chairman of Seacastle Inc. and served as the Chief Executive Officer of Seacastle Inc. from June 1, 2007 through March 2010. Prior to joining Seacastle Inc., Mr. Kwok was Group Advisor of AET (formerly known as American Eagle Tankers, Inc.) from April 2005 until March 2007 and Chief Executive Officer of AET from 1994 until March 2005, including following the sale of AET by Neptune Orient Lines Ltd. (“NOL”), a global transportation company and parent of the container carrier APL, to MISC Group. Previously, Mr. Kwok spent more than twenty years at NOL. While at NOL, in addition to serving as Chief Executive Officer of AET, from 1997 to 2003, Mr. Kwok served as Group Chief Operating Officer of NOL, and Chief Executive Officer of NOL’s Chartering and Enterprises Division and Chairman of Neptune Shipmanagement Services (Pte), Ltd., NOL’s ship operating arm. Mr. Kwok received a Naval Architecture degree from Hamburg Fachhochschule and a M.S. from MIT in Ocean Systems Management.

          As the Company’s chief executive officer for the past year, complemented by more than 20 years of experience in container leasing and steamship operations, Mr. Kwok brings to the Board a superior and in-depth understanding of all aspects of the Company, including its customers, operations and key business drivers.

* * *

          Immediately below are the biographies for our directors who will continue to serve after the 2011 Annual Meeting, including information concerning the particular experience, qualifications, attributes or skills that led the Nominating, Corporate Governance and Conflicts Committee and the Board to conclude that they should serve on the Board.

Continuing Class II Directors

          Jonathan G. Atkeson, 38, was appointed to our board in March 2010. Mr. Atkeson joined Fortress in July 2003 and is a Managing Director in the acquisitions area. From 2000 to 2003, Mr. Atkeson worked as a Vice President in the private equity group at Whitney & Co., LLC. Prior to that, he was a member of the mergers & acquisitions group at Credit Suisse First Boston. Mr. Atkeson received a B.S.P.H. in Environmental Science and Engineering from the University of North Carolina at Chapel Hill and a J.D. from Yale Law School.

          Mr. Atkeson’s experience as a private equity investor focusing on the transportation sector and as an investment banker provides the board with valuable insights on financial, strategic planning and investor relations matters, particularly as it relates to transportation-related industries.

          Donald P. Hamm, 67, was appointed to our board on October 27, 2010. He is Chairman of the Nominating, Corporate Governance and Conflicts Committee and serves on the Audit Committee of the Board. Mr. Hamm is a seasoned maritime executive with broad experience in the shipping and stevedoring industries, both in the U.S. and internationally. From June 2003 through October 2009, Mr. Hamm served as President of the Port Newark Container Terminal. Mr. Hamm also served as Senior Vice President of Ports America from 2007 through 2009. From June 1993 until June 2003, Mr. Hamm served as General Manager of American Stevedoring Inc. From 1991 to 1993, Mr. Hamm served as Principle and Consultant at DP Hamm & Associates, a consulting business he established that was focused on all aspects of the maritime industry including terminal services, budgeting and vessel deployment. Prior to that, Mr. Hamm held senior operational roles at Puerto Rican Maritime Management and Trans Freight Line. Mr. Hamm also held various sales and operations positions over a 10 year period at Sea-Land Service (now Maersk) in the U.S. and overseas. Mr. Hamm graduated from Niagara University with a Bachelor of Arts in Political Science. Mr. Hamm also served as First Lieutenant, Transportation Officer in the U.S. armed forces, is a Vietnam veteran and was awarded a bronze star.

          Mr. Hamm’s extensive experience across the transportation industry both in the U.S. and internationally, is highly relevant to our business. His experience provides the Board with a deep understanding of the container shipping business as well as other related maritime transportation businesses. The Board has determined that Mr. Hamm is “financially literate” as defined by NYSE rules.

          Martin Tuchman, 70, was appointed to our board effective March 15, 2011. Mr. Tuchman serves on the Compensation Committee and the Nominating, Corporate Governance and Conflicts Committee of the Board. From August 2000 until October 2007, Mr. Tuchman served as a member of the board of directors of Yardville National Bank. Since December 2008, Mr. Tuchman has served as Vice Chairman of the First Choice Bank in Lawrenceville, New Jersey. Mr. Tuchman also is currently, and has been since 2007 the Chief Executive Officer of The Tuchman Group, which overseas holdings in real estate, banking and international shipping, and has headed Kingstone Capital V, a private investment group, since 2007. In 1968, after helping develop the current standard for intermodal containers and chassis in connection with the American National Standards Institute, Mr. Tuchman co-founded Interpool, Inc., a leading container leasing business, which was sold to funds affiliated with Fortress Investment Group LLC in July 2007. In 1987, Mr. Tuchman formed Trac Lease, a chassis leasing company which was subsequently merged into Interpool, Inc. Mr. Tuchman graduated from New Jersey Institute of Technology (Newark College of Engineering) in 1962 with a Bachelor of Science in mechanical engineering and earned an M.B.A. from Seton Hall University in 1968. Currently, Mr. Tuchman is a member of the United Nations Business Council, a council comprised of leading international executives organized to promote understanding and cooperation between business and government.

          Mr. Tuchman’s experience in the container leasing and shipping industry and as Chief Executive Officer of The Tuchman Group provides the board with valuable insights on financial and strategic planning matters, particularly as they relate to transportation related industries.

Continuing Class III Directors

          Joseph P. Adams, Jr., 53, was appointed to our board in March 2010, and serves as Chairman. He is a Managing Director at Fortress within the Private Equity Group since April 2004, is a member of the board of directors of Seacastle, Inc. and is also the Deputy Chairman of the board of directors of Aircastle Limited and RailAmerica Inc. Previously, Mr. Adams

was a partner at Brera Capital Partners and at Donaldson, Lufkin & Jenrette where he was in the transportation industry group. In 2002, Mr. Adams served as the first Executive Director of the Air Transportation Stabilization Board. Mr. Adams received a B.S. in Engineering from the University of Cincinnati and an M.B.A. from Harvard Business School.

          Mr. Adams’ experience, including his role serving as Deputy Chairman on a number of boards for portfolio companies of Fortress Investment Group LLC, provides the board with valuable insights into how boards at other companies address issues similar to those faced by the Company. In addition, his experience as a private equity investor and investment and merchant banker provides the board with valuable guidance on financial, strategic planning and investor relations matters, particularly as it relates to transportation related industries.

          Paul R. Goodwin, 68, was appointed to our board on October 27, 2010. He is Chairman of the Audit Committee and serves on the Compensation Committee of the Board. Mr. Goodwin is currently, and has been since October 2009, a member of the board of directors of RailAmerica, Inc., and currently chairs its Audit Committee and serves as a member of its Nominating, Corporate Governance and Conflicts Committee and Compensation Committee. Mr. Goodwin is also currently, and has been since April 2003, a member of the board of directors of Manhattan Associates, Inc. (a supply chain consulting company listed on NASDAQ), and currently chairs its Nominating and Governance Committee. From June 2003 through 2004, Mr. Goodwin served as a consultant to CSX Corporation, an NYSE listed company, which, through its subsidiaries, operates the largest rail network in the eastern United States. Mr. Goodwin also served on the board of the National Railroad Retirement Investment Trust from 2003 through 2006. From April 2000 until June 2003, Mr. Goodwin served as Vice-Chairman and Chief Financial Officer of CSX Corporation. Mr. Goodwin started with CSX Corporation in 1965 and held various senior management positions with entities affiliated with CSX Corporation Group, including Executive Vice President and Chief Financial Officer, Senior Vice President finance and planning and Executive Vice President of finance and administration. Mr. Goodwin graduated from Cornell University with a Bachelor of Civil Engineering and received an MBA from George Washington University.

          Mr. Goodwin’s forty-five years of experience, including serving as Vice-Chairman and Chief Financial Officer of CSX Corporation, is highly relevant to our business. His experience provides the board with a deep understanding of the transportation industry and also provides financial expertise to the board, including an understanding of financial accounting and reporting, including internal controls, and corporate finance and capital markets. The board has determined that Mr. Goodwin is “financially literate” as defined by NYSE rules and is a “financial expert” as defined by SEC regulations.

CORPORATE GOVERNANCE

Director Independence

          The Board has determined that the directors listed below are “independent” as defined in the listing standards of the NYSE. In making this determination, the Board considered all the relevant facts and circumstances, including the “independence” standards set in the rules of the NYSE. In doing so the Board affirmatively determined that none of the independent directors, or any of their family members, has had any material relationship with the Company (either directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company), other than as a shareholder and director, within the last three years.

Paul R. Goodwin
Douglas A. Hacker
Donald P. Hamm
Martin Tuchman

Principles of Corporate Governance

          The Board has adopted Corporate Governance Guidelines that reflect corporate governance principles and practices that reflect high standards of corporate governance in accordance with rules of the NYSE. The Company also has adopted a Code of Business Conduct and Ethics applicable to all employees, and directors of the Company, and a Code of Ethics for Principal Executive and Senior Financial Officers. The Corporate Governance Guidelines, the Code of Business Conduct and Ethics, and the charters of each standing committee are available on the Company’s website at www.seacubecontainers.com under the heading Investors/Corporate Governance. Shareholders may also request a free copy of these documents by writing to Office of the General Counsel/Corporate Secretary, SeaCube Container Leasing Ltd., 1 Maynard Drive, Park Ridge, New Jersey 07656.

          Shareholders, who wish to communicate with the Board generally, or with a particular director, may forward the appropriate correspondence to the Board member c/o Office of the General Counsel/Corporate Secretary, SeaCube Container Leasing Ltd., 1 Maynard Drive, Park Ridge, New Jersey 07656. Appropriate correspondence generally includes any legitimate, non-harassing inquiries or statements.

Meetings of the Board

          The Company has been a public company since October 2010, and in 2010, as a public company, there were 2 meetings of the Board, and 1 meeting of the Audit Committee. Each director that served on the Board attended 75% or more of the meetings of the Board and the meetings of the committees on which he served, except Mr. Goodwin.

Board Leadership Structure and Executive Sessions

          The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. To this end, the Board has no policy mandating the combination or separation of the roles of Chairman and CEO and believes the matter should be discussed and considered from time to time as circumstances change. Currently, the Company maintains a separate Chairman and CEO. This leadership structure is appropriate for the Company at this time as it permits our CEO Joseph Kwok to focus on management of the Company’s day-to-day operations, while allowing our Chairman, Joseph P. Adams, Jr., to lead the Board in its fundamental role of providing advice to and independent oversight of management.

          The Board is comprised of six non-management directors and one management director. In accordance with the Company’s Corporate Governance Guidelines and rules of the NYSE, the non-management directors are required to meet regularly in executive session. Mr. Adams has been appointed by the non-management directors as the lead non-management director to preside at those sessions, the “Presiding Director”. Also, according to the Company’s Corporate Governance Guidelines and rules of the NYSE, the “independent directors” must meet in executive session at least once a year. Interested parties who wish to communicate directly with the non-management directors may forward correspondence to The Presiding Director, c/o Office of the General Counsel/Corporate Secretary, SeaCube Container Leasing Ltd., 1 Maynard Drive, Park Ridge, New Jersey 07656.

          Directors are invited and encouraged to attend the Company’s annual meeting of shareholders in person, by telephone or video conference, but the Company recognizes that such attendance may be impractical as a result of personal or business circumstances.

Board Oversight of Risk Management

          Senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. The Company has developed a consistent, systemic and integrated approach to risk management to help determine how best to identify, manage and mitigate significant risks throughout the Company. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and also through the Board’s three committees, each of which examines various components of enterprise risk as part of its responsibilities. For example, the Audit Committee has primary responsibility for addressing risks relating to financial matters, particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting. The Audit Committee has primary responsibility for reviewing and discussing the Company’s practices regarding risk assessment and management, including any guidelines or policies that govern the process by which the Company identifies, monitors and handles major risks. The Nominating, Corporate Governance and Conflicts Committee oversees risks associated with the independence of the Board and potential conflicts of interest. The Compensation Committee has primary responsibility for risks and exposures associated with the Company’s compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally, including whether it provides appropriate incentives that do not encourage excessive risk taking.

          With respect to risk related to compensation matters, the Compensation Committee considers, in establishing and reviewing the Company’s executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Named executive officers’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonuses take into account overall corporate performance and are determined with a view to the target levels. A large portion of compensation provided to the named executive officers is in the form of equity incentive awards that are important to help further align executives’ interests with those of the Company’s shareholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking since the ultimate value of the awards is tied to the Company’s share price, and since awards are staggered and subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance. The Compensation Committee has also reviewed the Company’s compensation programs for employees generally and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

          In addition, an overall review of risk is inherent in the Board’s consideration of the Company’s long-term strategies and other matters presented to the Board. The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with those efforts.

Board Committees

          The Board has an Audit Committee, Compensation Committee and Nominating, Corporate Governance and Conflicts Committee.

Audit Committee

          The members of the Audit Committee are Mr. Goodwin, Chairman, and Mr. Hacker and Mr. Hamm as committee members. All three members have been determined to meet all applicable independence and financial literacy and other requirements as defined under NYSE rules and Rule 10A-3 of the Exchange Act. Mr. Goodwin has been designated as the Audit Committee’s financial expert. The duties and responsibilities of the Audit Committee include:

•

reviewing the audit plans and findings of our independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, and tracking management’s corrective action plans where necessary;

•

reviewing the Company’s financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm;

•	reviewing the Company’s financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters; and

•

making recommendations to our shareholders regarding the annual appointment by our shareholders of our independent registered public accounting firm (which constitutes the auditor for purposes of Bermuda law), evaluating its independence and performance and setting clear hiring policies for employees or former employees of the independent registered public accounting firm.

Compensation Committee

          The members of the Compensation Committee are Mr. Hacker, Chairman, and Mr. Goodwin and Mr. Tuchman as committee members. All three members have been determined to be “independent” directors as defined under the NYSE rules, “non-employee” directors as defined in Rule 16b-3(b)(3) under the Exchange Act and “outside” directors within the meaning of Section 162(m)(4)(c)(i) of the Internal Revenue Code. The duties and responsibilities of the Compensation Committee include:

•	reviewing and recommending to the Board the salaries, benefits and equity incentive grants for all executive officers, directors and certain other individuals we compensate,

•

reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and determining the Chief Executive Officer’s compensation based on that evaluation;

•	acting as administrator of the SeaCube 2010 Omnibus Equity Incentive Plan; and

•	overseeing the Company’s compensation and employee benefit plans.

Nominating, Corporate Governance and Conflicts Committee

          The members of the Nominating, Corporate Governance and Conflicts Committee are Mr. Hamm, Chairman, and Mr. Hacker and Mr. Tuchman as committee members. All three members have been determined to be “independent” directors as defined under NYSE rules. The duties and responsibilities of the Nominating, Corporate Governance and Conflicts Committee include the following:

•

reviewing the performance of our Board and making recommendations to the Board regarding the selection of candidates, qualification and competency requirements for service on the board and the suitability of proposed nominees as directors;

•	advising the board with respect to the corporate governance principles applicable to us;

•	overseeing the evaluation of the Board and management;

•	reviewing and approving in advance any related party transaction, other than those that are pre-approved pursuant to pre-approval guidelines or rules established by the committee; and

•	establishing guidelines or rules to cover specific categories of transactions.

          The Nominating, Corporate Governance and Conflicts Committee works with the Board to determine the appropriate and necessary characteristics, skills and experience of the Board, both as a whole and with respect to its individual members. The committee evaluates biographical and background information relating to potential candidates and interviews candidates selected by members of the committee and by the Board in making its decisions as to prospective candidates to the Board. While the committee does not specifically set forth any minimum skills that a candidate must have prior to consideration, the committee thoroughly examines a candidate’s understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment, understanding of the Company’s business, and educational and professional background. In determining whether to recommend a director for re-election, the Nominating, Corporate Governance and Conflicts Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Nominating, Corporate Governance and Conflicts Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating, Corporate Governance and Conflicts Committee if they become aware of suitable candidates. As described below, the Nominating, Corporate Governance and Conflicts Committee will also consider candidates recommended by shareholders. We have not paid any third party a fee to assist in the process of identifying or evaluating candidates; however the Nominating, Corporate Governance and Conflicts Committee may elect in the future to engage firms that specialize in identifying director candidates.

          All director candidates, including those recommended by shareholders, are evaluated on the same basis. Candidates for director must possess the level of education, experience, sophistication and expertise required to perform the duties of a member of a board of directors of a public company of the Company’s size and scope. At a minimum, the committee will consider whether the recommended candidate is subject to a disqualifying factor as described Section 303A.02(b) of the NYSE listing standards and the number of other boards and committees on which the individual serves. The committee may also consider, among other qualifications, a candidate’s (i) ethics, integrity and values; (ii) stature, reputation and credibility; (iii) experience and capability to set policy and oversee management’s execution of the business plan; (iv) knowledge of relevant industries; (v) contacts within the transportation industry; (vi) current or recent senior executive experience and leadership; and (vii) ethnic gender, professional, geographic and philosophical diversity within the overall composition of the board. The Nominating, Corporate Governance and Conflicts Committee does not have a formal policy with respect to diversity. However, as mentioned above, diversity is one of the factors that the committee considers in identifying director candidates. As part of this process, the committee evaluates how a particular candidate would strengthen and increase the diversity of the board in terms of how that candidate may contribute to the board’s overall balance of perspectives, backgrounds, knowledge, experience, skills and expertise, as applicable to our industry. The Committee assesses its achievement of diversity through the review of Board composition as part of the Board’s annual self-assessment process.

          While the Corporate Governance Guidelines provide that the committee may, if it deems appropriate, establish procedures to be followed by shareholders in submitting recommendations for Board candidates, the Nominating, Corporate Governance and Conflicts Committee has not, at this time, put in place a formal policy with regard to such procedures. This is because procedures are set forth in our bye-laws which permit shareholders to submit recommendations for Board candidates. The Board believes that it is appropriate for SeaCube not to have a specific policy since shareholders are always free to submit recommendations for Board candidates, simply by following the procedures set forth in our bye-laws, as described below.

          Shareholders wishing to recommend a director candidate to the Chairman of the Nominating and Corporate Governance Committee for its consideration should write to the Chair of the Nominating, Corporate Governance and Conflicts Committee of the Board, c/o General Counsel/Corporate Secretary, SeaCube Container Leasing Ltd., 1 Maynard Drive, Park Ridge, New Jersey 07656, so that it is received no earlier than the close of business on January 26, 2012, nor later than the close of business on February 25, 2012, unless the date of the 2012 Annual Meeting is changed by more than 25 days from the date of the last annual meeting, in which case the nomination must be received no later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first. Such letters of recommendation must include the address and number of shares owned by the nominating shareholder, the recommended individual’s name and address, and a description of the recommended individual’s background and qualifications. A signed statement from the recommended individual must accompany the letter of recommendation indicating that he or she consents to being considered as a candidate and that, if nominated by the Board and elected by the shareholders, he or she will serve as a director of the Company. In addition, the notice must also include any other information relating to the shareholder or to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Exchange Act.

          In addition, our bye-laws allow shareholders to propose or nominate a candidate for election as a director. Such proposal or nomination must be made in accordance with the procedures and time-limits set out in the bye-laws of the Company.

          A person must own Common Shares on the date that he or she sends the notice to SeaCube under the procedures above for the nomination to be valid under our bye-laws. Provided that the required biographical and background material described above is provided for candidates properly recommended by shareholders, the Nominating, Corporate Governance and Conflicts Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board. If the Chairman of the Board determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The following is a summary of material provisions of various transactions we have entered into with our executive officers, directors (including nominees), 5% or greater shareholders and any of their immediate family members since January 1, 2010. We believe the terms and conditions set forth in such agreements are reasonable and customary for transactions of this type.

Our Formation/Original Capital Investment

          We were incorporated by Seacastle Operating Company Ltd. (the “Initial Shareholder” or “SeaCastle Operating”) in Bermuda in March 2010. Our Initial Shareholder is a subsidiary of Seacastle Inc. (“Seacastle”). Seacastle is owned by private equity funds that are managed by an affiliate of Fortress Investment Group LLC (“Fortress”) and by employees of Seacastle and other shareholders. Joseph P. Adams, Jr., a member of our board of directors, is a Managing Director of Fortress, and Jonathan G. Atkeson, also a member of our board of directors, is a Managing Director of Fortress Capital Finance, an affiliate of Fortress.

          In April 2010, our named executive officers exchanged an aggregate of 532,980 shares of Seacastle common stock for 307,969 of our Common Shares. See “Historical Compensation of Our Named Executive Officers—Restricted Share Exchange Agreements” for a description of the restricted share exchange agreements entered into with Ms. Leach and Mr. Bishop.

Shareholders Agreement

General

          In connection with our initial public offering (“IPO”), we entered into a shareholders agreement (the “Shareholders Agreement”) with our Initial Shareholder.

          As discussed further below, the Shareholders Agreement provides certain rights to the Initial Shareholder with respect to the designation of directors for nomination and election to as well as removal from our Board, as well as registration rights for certain of our securities owned by the Initial Shareholder, certain other affiliates of Fortress and permitted transferees (collectively, the “Fortress Shareholders”).

          Our Shareholders Agreement provides that the parties thereto will use their respective reasonable efforts (including voting or causing to be voted all of our voting shares beneficially owned by each) so that no amendment is made to our memorandum of association or bye-laws in effect as of the date of the Shareholders Agreement that would add restrictions to the transferability of our shares by the Initial Shareholder or its permitted transferees which are beyond those provided for in our memorandum of association, bye-laws, the Shareholders Agreement or applicable securities laws, or that nullify the rights set out in the Shareholders Agreement of the Initial Shareholder or its permitted transferees unless such amendment is approved by the Initial Shareholder.

Designation and Election of Directors

          The Shareholders Agreement provides that, for so long as the Shareholders Agreement is in effect, we and the Fortress Shareholders shall take all reasonable actions within our respective control (including voting or causing to be voted all of the securities entitled to vote generally in the election of our directors held of record or beneficially owned by the Fortress Shareholders, and, with respect to the Company, including in the slate of nominees recommended by the Board those individuals designated by Fortress) so as to elect to the Board, and to cause to continue in office, not more than seven directors (or such other number as Fortress may agree in writing), of whom, at any given time:

•	at least a majority of such directors shall be individuals designated by Fortress, for so long as the Fortress Shareholders beneficially own at least 40% of the voting power of the Company;

•

at least three directors (four if the board consists of more than seven directors) shall be individuals designated by Fortress, for so long as the Fortress Shareholders beneficially own less than 40% but at least 20% of the voting power of the Company;

•

at least two directors (three if the board consists of more than seven directors) shall be individuals designated by Fortress, for so long as the Fortress Shareholders beneficially own less than 20% but at least 10% of the voting power of the Company; and

•	at least one director shall be an individual designated by Fortress, for so long as the Fortress Shareholders beneficially own less than 10% but at least 5% of the voting power of the Company.

          In accordance with the Shareholders Agreement, Fortress designated Paul R. Goodwin, Douglas A. Hacker, Donald P. Hamm and Martin Tuchman for election to our Board.

Registration Rights

          Demand Rights. Under our Shareholders Agreement, the Fortress Shareholders will have, for so long as the Fortress Shareholders beneficially own an amount of our Common Shares (whether owned at the time of our IPO or subsequently acquired) equal to or greater than 1% of our Common Shares issued and outstanding immediately after the IPO (a “Registrable Amount”), “demand” registration rights that allow the Fortress Shareholders, at any time after 180 days following the IPO, to request that we register under the Securities Act an amount equal to or greater than a Registrable Amount. The Fortress Shareholders will be entitled to unlimited demand registrations so long as such persons, together, beneficially own a Registrable Amount, subject to certain postponement mechanisms of the Company described therein relating to disclosures in the public offering document that would be detrimental to us or our shareholders. We are also not required to effect any demand registration within three months of a “firm commitment” underwritten offering to which the requestor held “piggyback” rights, described below, and which included at least 50% of the Common Shares requested by the requestor to be included.

          Piggyback Rights. For so long as the Fortress Shareholders beneficially own an amount of our Common Shares equal to or greater than a Registrable Amount, such Fortress Shareholders will also have “piggyback” registration rights that allow them to include the Common Shares that they own in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on Forms S-4 or S-8) or by any of our other shareholders that have registration rights. The “piggyback” registration rights of the Fortress Shareholders are subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.

          Shelf Registration. Under our Shareholders Agreement, we have granted to the Initial Shareholder or any of its respective permitted transferees, for so long as it beneficially owns a Registrable Amount, the right to request a shelf registration on Form S-3 providing for offerings of our Common Shares to be made on a continuous basis until all shares covered by such registration have been sold, subject to our right to suspend the use of the shelf registration prospectuses for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12 month period) if we determine that certain disclosures required by the shelf registration statements would be detrimental to us or our shareholders.

          Indemnification; Expenses. Under our Shareholders Agreement, we will agree to indemnify the applicable selling shareholder and its officers, directors, employees, managers, members partners, agents and controlling persons against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which it sells Common Shares, unless such liability arose from the applicable selling shareholder’s misstatement or omission, and the applicable selling shareholder or selling shareholders (severally and not jointly) has agreed to indemnify us against all losses caused by its misstatements or omissions. We will pay all registration expenses incidental to our performance under the Shareholders Agreement, and the applicable selling shareholder will pay its portion of all underwriting discounts, commissions and transfer taxes, if any, relating to the sale of its Common Shares under the Shareholders Agreement.

Payments in Respect of Restricted Share Vesting

          On December 31, 2009, we paid $0.3 million for payroll taxes on behalf of our Chief Executive Officer in relation to the vesting of his restricted share grants. Container Leasing International, LLC (d/b/a Carlisle Leasing International, LLC and/or Seacastle Container Leasing, LLC), the entity through which we conduct all of our operations (“CLI”) received repayment of these taxes in March 2010.

Management and Facility Fees

          We paid management and facility fees of approximately $224,000 to certain affiliates of Seacastle in 2010. Included in these amounts were expenses for share based compensation allocated from Seacastle to both dedicated and shared CLI employees.

Reciprocal Administrative Services Agreements

          We paid approximately $62,000 to certain affiliates of Seacastle in 2010 for transition tax services. These payments are generally consistent with arms-length arrangements with third parties providing similar services.

Shareholder Note

          On January 27, 2009, the Company distributed a total of $115.8 million to the Initial Shareholder. Of the total, $55.8 million was in the form of a loan and $60.0 million was in the form of a dividend. The Company accounted for the $60.0 million as a dividend, because it did not expect it to be repaid, while the $55.8 million was accounted for as a loan because the Company expected it to be repaid. The loan is in the form of a demand note (the “Shareholder Note”) at a stated interest of 4% per annum. As of March 2010, when the Company and the Initial Shareholder entered into a series of intercompany transactions to establish the appropriate organizational structure for the Company in preparation for the Company’s IPO (the “Structure Formation”), the Shareholder Note had a balance of $94.8 million, consisting of $91.3 million in advanced principal and $3.5 million of accrued interest. Interest income earned from this note was $0.9 million and $2.6 million for the year ended December 31, 2010 and 2009, respectively. The obligations under this Shareholder Note were assumed by SeaCube Operating Company Ltd. in connection with the Structure Formation. The assumption was treated as a non-cash equity distribution to Seacastle Operating. In connection with the assumption, Seacastle Operating entered into a guarantee of the obligations of SeaCube Operating Company Ltd. under the Shareholder Note. No consideration has been or will be paid by the Initial Shareholder to SeaCube Operating Company Ltd. in exchange for the assumption of the Shareholder Note.

          In August 2010, the Company distributed $3.75 million to the Initial Shareholder in the form of a loan which was used to make interest and principal payments on the Seacastle Credit Facility. In September 2010, the Company distributed $4.4 million to the Initial Shareholder in the form of a loan which was used to make interest and principal payments and pay fees on the Seacastle Credit Facility. The Initial Shareholder plans to repay these amounts plus interest at 3% per annum with cash expected from SeaCube dividends, contributions from other Seacastle subsidiaries, or other cash flows. Interest income earned from this note was $0.1 million for the year ended December 31, 2010.

Related Party Transaction Review Process

          Pursuant to our written policies and procedures with respect to transactions with persons related to us (referred to as “Related Party Transactions”), a Related Party Transaction may only be taken by us if the following steps are taken:

•

Prior to entering into a Related Party Transaction, the party wishing to enter into the proposed transaction must provide notice to our legal department of the facts and circumstances of the proposed transaction.

•	Our legal department will assess whether the proposed transaction is a Related Party Transaction.

•

If our legal department determines that the proposed transaction is a Related Party Transaction and unless such Related Party Transaction is required to be approved by our Board under any agreement we may enter into from time to time, the proposed transaction will be submitted to our Nominating, Corporate Governance and Conflicts Committee for consideration at its next meeting or, in those instances in which our legal department, in consultation with our Chief Financial Officer, determines that it is not practicable or desirable to wait until the next meeting, to the Chair of the Nominating, Corporate Governance and Conflicts Committee.

•

The Nominating, Corporate Governance and Conflicts Committee, or where submitted to the chairperson of that committee, the chairperson, shall consider all of the relevant facts and circumstances available, including (if applicable): the benefits to us; the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. Only those Related Party Transactions that are in, or are not inconsistent with, our best interests and those of our shareholders, may be approved.

COMPENSATION OF DIRECTORS

          An annual fee of $50,000, payable in semi-annual installments, is paid to each independent director. In addition, an annual fee of $10,000 is paid to each member of the Audit Committee ($15,000 to the chair) of the Board and an annual fee of $5,000 is paid to each member of the Nominating, Corporate Governance and Conflicts Committee and each member of the Compensation Committee ($10,000 to each chair) of the Board. Fees owed to independent directors may be paid by issuance of our common shares, based on the value of the common shares at the date of issuance, rather than in cash, so long as the issuance does not prevent the director from qualifying as an independent director and the shares are either granted pursuant to a shareholder-approved plan or the issuance is otherwise exempt from NYSE listing requirements. Affiliated directors (i.e., Messrs. Adams, Atkeson, and Kwok), however, are not separately compensated by us. All members of the Board are reimbursed for reasonable costs and expenses incurred in attending meetings of our Board.

          Messrs. Goodwin, Hacker and Hamm and Mr. Tuchman were granted a number of restricted common shares on October 28, 2010 and March 15, 2011, respectively, equal in value to $300,000, based on the fair market value of our Common Shares on the date of grant. These restricted shares will become vested in three equal portions on June 30 of each of 2011, 2012 and 2013, in respect of Messrs. Goodwin, Hacker and Hamm, and 2012, 2013 and 2014 in respect of Mr. Tuchman, provided the director is still serving as of the applicable vesting date. The directors holding these restricted shares will be entitled to any dividends that become payable on such shares during the restricted period.

Director Compensation Table

          The following table summarizes the compensation earned by each of our directors in 2010.

Director

	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	All Other Compensation ($) (4)	Total ($)

Joseph P. Adams, Jr. (1)	—	—	—	—
Jonathan G. Atkeson (1)	—	—	—	—
Paul R. Goodwin	12,500	300,000	—	312,500
Douglas A. Hacker	12,500	300,000	—	312,500
Donald P. Hamm	12,500	300,000	—	312,500

(1)	Messrs. Adams and Atkeson, as affiliated directors, do not receive compensation from us for their service as directors.

(2)	The cash compensation is based on pro-rated fees from November 1, 2010, through December 31, 2010.

(3)

Represents the grant date fair value of restricted shares awarded to the director, computed in accordance with FASB ASC Topic 718. These restricted shares vest in three equal portions on June 30 of each 2011, 2012 and 2013, provided the director is still serving as of the applicable vesting date. The directors holding these restricted shares will be entitled to any dividends that become payable on such shares during the restricted period. The following table shows the aggregate number of stock awards outstanding as of December 31, 2010 for each director.

Director	Number of Shares or Units of Stock That Have Not Vested (#)

Joseph P. Adams, Jr.	—
Jonathan G. Atkeson	—
Paul R. Goodwin	30,000
Douglas A. Hacker	30,000
Donald P. Hamm	30,000

EXECUTIVE OFFICERS

          Joseph Kwok, 56, became our Chief Executive Officer in March 2010. Mr. Kwok’s biographical information and business experience is described above under “—Proposal No. 1: Election of Class I Directors.”

          Stephen P. Bishop, 54, became our Chief Operating and Chief Financial Officer in March 2010. Prior to joining SeaCube, Mr. Bishop was Executive Vice President and Chief Financial Officer of Greatwide Logistics Services (a non asset transportation and logistics company). Mr. Bishop joined Greatwide Logistics Services in 2007 and in conjunction with the Board and advisors led Greatwide through a sale process under Section 363 of the Bankruptcy Code. Greatwide filed for bankruptcy in October 2008 and emerged in March 2009 upon completion of the sale process. Mr. Bishop previously served as Executive Vice President and Chief Financial Officer of GeoLogistics Corp. (a global provider of integrated logistics), which was acquired by a subsidiary of Agility Logistics. Prior to that, Mr. Bishop was Executive Vice President and Chief

Financial Officer of NetJets, Inc. (an “on-demand” airline that offers fractional airplane ownership). Mr. Bishop graduated with a B.S. in Accounting from the University of Maine and an M.B.A. from Northeastern University.

          Lisa D. Leach, 56, became our Vice President and General Counsel in March 2010. Ms. Leach was Vice President and General Counsel of CLI, a wholly owned subsidiary of Seacastle, working with the company from its inception in 1993 through 2010. Prior to that, Ms. Leach was Vice-President and General Counsel of Itel Containers International Corporation (a container leasing company) based in San Francisco, California. From 1978 through 1985, Ms. Leach practiced as a maritime and transportation litigation attorney in New Orleans. Ms. Leach is a graduate of Tulane University and the Tulane School of Law. She is a member of the bars of California, Colorado and Louisiana.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

          Executive Compensation

          The following Compensation Discussion and Analysis provides information regarding the objectives and elements of our compensation philosophy, policies and practices with respect to the compensation of our executive officers who appear in the “—Summary Compensation Table” below (referred to collectively throughout this section as our “named executive officers”). Our named executive officers for the fiscal year ended December 31, 2010 are:

•	Joseph Kwok, Chief Executive Officer;

•	Stephen P. Bishop, Chief Operating Officer and Chief Financial Officer; and

•	Lisa D. Leach, Vice President and General Counsel.

          Messrs. Kwok and Bishop are named executive officers based on their roles as our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), respectively, and Ms. Leach is a named executive officer by reason of being our most highly compensated executive officer (other than our CEO and CFO) who was serving as an executive officer at the end of the last fiscal year.

          Objectives of Our Executive Compensation Program

          Our primary compensation goals for our named executive officers are to attract, motivate and retain the most talented and dedicated executives and to align annual and long-term incentives for those executives with enhancing shareholder value. To achieve these goals we maintain compensation plans for our named executive officers that:

•	Balance short-term and long-term goals by delivering a substantial portion of total compensation through restricted share grants;

•	Deliver a mix of fixed and at-risk compensation, including through the use of restricted share grants, the value of which is directly related to our performance; and

•	Through the payment of dividends on restricted share grants, tie a substantial portion of overall compensation to the dividends we pay to our shareholders.

          Role of Compensation Committee

          The compensation committee of our board of directors evaluates our performance, including achievement of key investment and capital raising goals, and the individual performance of each named executive officer with a goal of setting overall compensation at levels that the compensation committee believes are appropriate. Our named executive officers are not in any way directly responsible for determining our CEO’s compensation, although they regularly provide information to the compensation committee that is relevant to the compensation committee’s evaluation of our CEO’s compensation (for instance, in terms of our performance against established compensation goals and otherwise). By contrast, our CEO plays a more active role in determining the compensation of the other named executive officers, who are his subordinates. He regularly advises the compensation committee of his own evaluation of their job performance and, from time to time, offers for consideration by the compensation committee his own recommendations for their compensation levels. The compensation committee has the discretion to consider these recommendations in making compensation determinations.

          We have not retained a compensation consultant to review our policies and procedures with respect to executive compensation, although the compensation committee may elect in the future to retain a compensation consultant if it determines that doing so would assist it in implementing and maintaining compensation plans.

          Elements of Compensation

          Our compensation program for our named executive officers consists of the elements set forth below. Determinations regarding any one element of compensation affects determinations regarding each other element of compensation because the goal of the compensation committee is to set overall compensation for our named executive officers at an appropriate level.

In this regard, the compensation committee takes into account the extent to which different compensation elements are at risk. Accordingly, for example, the amount of salary paid to a named executive officer is considered by the compensation committee in determining the amount of any cash bonus or restricted share award, but the relationship among the elements is not formulaic because of the need to balance the likelihood that the at risk components of the compensation will actually be paid at any particular level.

          Base Salary. Base salaries for our named executive officers are established based upon the scope of their responsibilities and by taking into account the compensation levels from their recent prior employment. Base salaries are reviewed annually and adjusted from time to time in view of individual responsibilities, performance and experience. The compensation committee conducts annual salary reviews in December of each year. In January 2011, Ms. Leach’s base salary was increased by $1,401 from $267,200 to $268,601 to reflect a small health insurance adjustment. The current base salaries for our named executive officers are as follows:

•	Joseph Kwok, $350,000;

•	Stephen P. Bishop, $300,000; and

•	Lisa D. Leach, $268,601

          These base salaries are intended to complement the at-risk components of our compensation program for our named executive officers by assuring that the executives will receive an appropriate minimum level of compensation.

          Discretionary Cash Bonus and Restricted Share Bonus Grants. The compensation committee has the authority to award discretionary annual bonuses to our named executive officers in the form of cash and/or restricted share grants or other share-based awards. The annual incentive bonuses are intended to compensate officers for individual performance achievements, for our overall financial performance and for achieving important milestones. Bonus levels vary depending on the individual executive and are not formulaic, but generally include such factors as our overall financial performance, quality and amount of new investments, enhancing our dividend paying capability and improving our operations. The compensation committee makes annual discretionary bonus determinations in December of each year. Cash bonuses are ordinarily paid in a single installment in January of the year following determination, and we plan to make bonus restricted share grants or other share-based awards following the determination by the compensation committee. Bonus restricted share grants in respect of 2010 service were made on February 17, 2011 following determination by the compensation committee on January 7, 2011. In addition to bonus restricted share grants, the compensation committee has the authority to award special restricted share grants to our named executive officers. These awards are made only to certain executives, reflecting exceptional performance, to provide additional retention benefits and performance incentives through additional restricted share ownership.

          For 2010, the compensation committee did not set specific corporate or individual performance objectives for determination of annual bonuses. Rather, the compensation committee evaluated 2010 corporate performance and the performance of each individual executive on a more subjective basis. Factors considered by the compensation committee included company performance during uncertain economic times, the company’s successful IPO, successful refinancing and procurement of additional capital, and achievement on a variety of strategic initiatives. The 2010 annual bonuses for our named executive officers are as follows:

•	Joseph Kwok, $375,000 cash;

•	Stephen P. Bishop, $200,000 cash; and

•	Lisa D. Leach, $132,000 cash.

          Additionally, bonus restricted share grants vesting ratably over 3 years were awarded on February 17, 2011 as follows: Mr. Kwok: 31,250 shares; Mr. Bishop: 18,750 shares, and Ms. Leach: 8,125 shares.

          Dividends. A key component of our compensation program for our named executive officers consists of dividends paid on restricted shares, whether such shares are vested or unvested. Under our 2010 Omnibus Equity Incentive Plan, described below in “—Equity Incentive Plan,” restricted shares pay dividends prior to vesting, and because growing our dividends per share over time is an important goal for us, we believe that payment of dividends on vested and unvested shares aligns the interests of our executives with the interests of our shareholders.

          Severance Benefits. We have entered into employment agreements with Messrs. Kwok and Bishop, each of which became effective in May 2010 and each of which provides severance benefits in the circumstances described in greater detail below in “—Employment Agreements.” We believe that the severance and change in control benefits contained in these agreements are essential elements of our compensation package for Messrs. Kwok and Bishop and assist us in recruiting and retaining talented executives.

          Other Compensation. All of our named executive officers are eligible to participate in our employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all employees and do not discriminate in favor of our named executive officers. Certain of our named executive officers are also eligible for reimbursements for relocation expenses, legal costs associated with negotiating employment agreements, tax advisory services and/or commuting expenses. We do not view perquisites as a significant element of our comprehensive compensation structure.

          Equity Incentive Plan

          We maintain the SeaCube Container Leasing Ltd. 2010 Omnibus Equity Incentive Plan (the “Plan”) for the purposes of providing additional incentives to selected employees, directors and independent contractors and consultants, including our named executive officers. The Plan provides for the issuance of share options, share appreciation rights, restricted shares, deferred shares, performance shares, unrestricted shares and other share-based awards. While we issue restricted shares and other share-based awards under the Plan to employees as a recruiting and retention tool, we have not established specific parameters regarding grants to our employees. Our compensation committee determines the specific criteria surrounding other equity issuances under the Plan.

COMPENSATION COMMITTEE REPORT

          The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management, and based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on form 10-K for the year ended December 31, 2010.

Compensation Committee
Douglas A. Hacker, Chairman
Paul R. Goodwin
Martin Tuchman

HISTORICAL COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

          Set forth below is information concerning the cash and non-cash compensation earned by, awarded to or paid by us during 2010, and, where applicable, 2009, to our Named Executive Officers. Our Named Executive Officers are our CEO, COO/CFO and VP/General Counsel.

Summary Compensation Table for 2010

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)

Joseph Kwok	2010	339,311	375,000	—	26,176	740,487
(Chief Executive Officer)	2009	100,000	133,333	—	15,630	248,963

Lisa D. Leach	2010	267,200	132,000	89,114	15,630	503,944
(Vice President and General Counsel)	2009	267,200	165,000	—	15,630	447,830

Stephen Bishop	2010	255,769	200,000	335,815	34,464	826,048
(Chief Operating Officer and Chief Financial Officer)

(1)

Represents annual cash bonuses paid to the executives in respect of services performed for the applicable year. In addition to annual cash bonuses disclosed in the table, in respect of 2010 performance, Messrs. Kwok and Bishop and Ms. Leach also each received a grant of 31,250, 18,750 and 8,125 bonus restricted shares, respectively, on February 17, 2011 to vest ratably over 3 years as discussed in “ –Discretionary Cash Bonus and Restricted Share Bonus Grants” above.

(2)

Represents the grant date fair value of restricted shares received by the named executive officer in the restricted share exchange described below in “—Restricted Share Exchange Agreements”, computed in accordance with FASB ASC Topic 718. For a summary of the assumptions used in the valuation of awards made in 2010, please see note 10 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(3)

For Mr. Kwok the amount represents: $10,546 in tax preparation services; $14,700 in a 401(k) match; and $930 in life insurance. For Mr. Bishop the amount represents $14,250 in a 401(k) match; $775 in life insurance; and $19,439 in relocation expenses. For Ms. Leach the amount represents $14,700 in a 401(k) match; and $930 in life insurance.

          The following table summarizes grants of plan-based awards made in 2010 to each of our named executive officers.

Grants of Plan-Based Awards

Name	Grant Date (2)	All Other Stock Awards: Number of Shares of Stocks or Units	Grant Date Fair Market Value of Awards (3) ($)

Joseph Kwok
Lisa D. Leach (1)	04/28/2010	7,978	89,114
Stephen Bishop (1)	04/28/2010	30,064	335,815

(1)

Mr. Bishop was granted restricted shares of Seacastle common stock in March 2010. In April 2010, Mr. Bishop entered into an agreement pursuant to which his unvested shares of Seacastle common stock were exchanged for restricted shares of our common stock, which vest as follows: 6,012 shares vested on January 1, 2011 and 6,013 shares vest on each of January 1, 2012, 2013, 2014 and 2015. Ms. Leach was granted restricted shares of Seacastle common stock prior to 2010 and she entered into an agreement in April 2010 pursuant to which her unvested shares of Seacastle common stock were exchanged for restricted shares of our common stock, which vested on February 15, 2011. For further information on the restricted share exchange please see “—Restricted Share Exchange Agreements” below.

(2)

Represents the date of the restricted share exchange pursuant to which unvested restricted shares of Seacastle common stock held by Ms. Leach and Mr. Bishop were exchanged for restricted shares of our common stock.

(3)

Represents the grant date fair value of the restricted shares received by the named executive officers in the restricted share exchange, computed in accordance with FASB ASC Topic 718. For a summary of the assumptions used in the valuation of awards made in 2010, please see note 10 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Employment and Restricted Share Exchange Agreements

Employment Agreements.

          We have entered into employment agreements with Messrs. Kwok and Bishop, each of which became effective in May 2010. CLI is also a party to these employment agreements. We have not entered into an employment agreement with Ms. Leach.

          Each employment agreement provides for payment of a specified base salary and a discretionary annual bonus, based on the achievement of performance targets established each year by our compensation committee. Up to one-half of the discretionary annual bonus may be paid, in our sole discretion, in restricted shares of our common stock subject to vesting over a three-year period. Each employment agreement also entitles the named executive officer to participate in employee benefit plans and programs maintained for our employees generally.

          Each employment agreement provides that the named executive officer is employed at will. Each employment agreement provides that upon termination of the named executive officer’s employment by us without “cause” or by the named executive officer for “good reason” (each as defined in the applicable employment agreement and which, in the case of “good reason,” includes certain reductions in title or base salary and certain relocations of the principal work location), the named executive officer is entitled to receive severance payments equal to one year of the executive’s then-current base salary, paid in equal installments over the one-year period following the executive’s termination. Receipt of this severance is conditioned on the named executive officer providing a general release of claims in a form satisfactory to CLI and us. In addition, each agreement provides that if any payment or benefit received by the named executive officer in connection with a “change in control” of SeaCube, whether received pursuant to the employment agreement or otherwise, would become subject to the excise tax imposed by Section 280G of the Internal Revenue Code, then such payment or benefit will be reduced (if necessary, to zero) to the extent necessary to avoid the excise tax.

          Each employment agreement provides that the named executive officer will not compete with us or any of our affiliates or solicit our employees, suppliers or customers or any of our affiliates for twelve months following the termination of the named executive officer’s employment for any reason or no reason.

          Mr. Kwok also entered into a separate employment agreement with Seacastle Ships Holdings, Inc. (“Ships”) in May 2010, pursuant to which he serves as an executive Chairman of Ships. Mr. Kwok is separately compensated by Ships, and may not devote more than 20% of his working time to his duties at Ships.

Restricted Share Exchange Agreements.

          In April 2010, Ms. Leach and Mr. Bishop (but not Mr. Kwok), entered into agreements pursuant to which their existing unvested restricted shares of Seacastle common stock were exchanged into restricted shares of our common stock.

          The restricted shares of Seacastle common stock originally granted to Ms. Leach and Mr. Bishop were subject to vesting in equal installments over a five-year period following the grant date. The exchange agreements with Ms. Leach and Mr. Bishop provide that the restricted shares of our common stock will vest on the same dates as the restricted shares of Seacastle common stock would have vested, generally subject to the named executive officer’s continued employment with CLI and its affiliates through the applicable vesting date. Ms. Leach’s restricted shares of Seacastle common stock were granted in February 2006 and thereafter the sole vesting date applicable to the exchanged restricted shares of our common stock will occur in February 2011. Mr. Bishop’s restricted shares of Seacastle common stock were granted in March 2010 and the exchanged restricted shares of our common stock will vest in equal installments on January 1 of each of 2011, 2012, 2013, 2014 and 2015.

          In addition, Ms. Leach and Mr. Bishop’s exchange agreements provide for payment of a discretionary annual performance bonus, to be paid in the sole discretion of CLI and us, which is consistent with the terms of Mr. Bishop’s employment agreement. Up to one-half of the discretionary annual bonus may be paid, in the sole discretion of CLI and us, in restricted shares of our common stock subject to vesting over a three-year period.

          The restricted share exchange agreements with Ms. Leach and Mr. Bishop also provide that upon termination of the named executive officer’s employment either by CLI and its affiliates without “cause” or by the named executive officer for “good reason” (each as defined in the applicable exchange agreement, and in the case of “good reason,” generally the same as described above in “—Employment Agreements”), subject to the named executive officer providing a general release of claims, the restricted shares of our common stock scheduled to vest on the next regular vesting date will immediately vest in full. In the event of a termination of Mr. Bishop’s employment without “cause” or for “good reason” within twelve months following a “change of control”, all remaining restricted shares of our common stock held by Mr. Bishop will immediately vest in full. In the event of a termination of Ms. Leach’s employment without “cause” within twelve months following a “change of control”, all remaining restricted shares of our common stock held by Ms. Leach will immediately vest in full.

          The exchange agreement with Ms. Leach provides that she will not compete with CLI or any of its subsidiaries or solicit the employees, suppliers or customers of CLI or any of its subsidiaries for twelve months following the termination of her employment by CLI for “cause” or upon her resignation without “good reason,” or for six months following the termination of her employment by CLI and its affiliates without “cause” or upon her resignation with “good reason.” In the event that Ms. Leach breaches any of the restrictive covenants contained in her restricted share exchange agreement, or if Mr. Bishop breaches any of the restrictive covenants contained in his employment agreement (see “—Employment Agreements”), all of the named executive officer’s then unvested restricted shares of our common stock will be forfeited.

Outstanding Equity Awards at 2010 Year End

          The following table summarizes stock-based compensation awards outstanding as of December 31, 2010 for each of our named executive officers. The market value of the restricted stock awards for Ms. Leach and Mr. Bishop is based on the closing market price of our common stock as of December 31, 2010, which was 14.06, and the market value of the restricted stock awards for Mr. Kwok is based on the fair market value of a share of Seacastle common stock, without regard to any illiquidity discount as of December 31, 2010.

	Share Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Joseph Kwok	129,372(1)	1,222,565
Lisa D. Leach	7,978(2)	112,171
Stephen Bishop	30,064(3)	422,700

(1)

Represents restricted shares of Seacastle common stock, which vest on October 1, 2011. Mr. Kwok does not hold any of our restricted common shares because he did not exchange any of his restricted shares of Seacastle common stock for our restricted common shares.

(2)

Represents restricted shares of our common stock received by Ms. Leach in April 2010 in exchange for her unvested restricted shares of Seacastle common stock, which vested as follows: 7,978 shares vested on February 15, 2011 as described in “—Restricted Share Exchange Agreements” above.

(3)

Represents restricted shares of our common stock received by Mr. Bishop in April 2010 in exchange for restricted shares of Seacastle common stock, which vest as follows: 6,012 shares vested on January 1, 2011 and 6,013 shares vest on each of January 1 2012, 2013, 2014 and 2015 as described in “—Restricted Share Exchange Agreements” above.

2010 Shares Vested

          The following table summarizes the shares vested during 2010 for each of our named executive officers.

	Share Vested

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Joseph Kwok	129,371	1,357,102
Lisa D. Leach	16,568	159,218
Stephen Bishop	—	—

(1)

The amounts in this column reflect the fair market value of the shares of Seacastle common stock that vested for Mr. Kwok and Ms. Leach without regard to any illiquidity discount, as of the vesting date. As described above in “—Restricted Share Exchange Agreements” Ms. Leach held restricted shares of Seacastle common stock prior to the restricted share exchange.

Termination, Severance and Change of Control Arrangements

          The table below sets forth the potential severance and change in control payments for each of our named executive officers. All payments are contingent on the named executive officer’s termination of employment and/or the identified triggering events and represent payments that the named executive officer would have received under the employment agreements and equity arrangements described above in “—Employment Agreements” and “—Restricted Share Exchange Agreements” had the named executive officer’s employment been terminated on December 31, 2010. The amounts set forth in the table below may be reduced by the Section 280G cap on compensation, as described above in “—Employment Agreements.”

          Joseph Kwok

	Not for cause or Good Reason Termination ($)	Not for Cause or Good Reason Termination following a Change of Control ($)

Severance (1)	350,000	350,000
Accelerated Vesting of Restricted Stock (2)	1,222,565	1,222,565
Total	1,572,565	1,572,565

(1)

Represents amounts that would be paid to Mr. Kwok pursuant to his employment agreement with respect to the termination of his employment from us and CLI. Mr. Kwok would have been entitled to receive additional amounts upon the termination of his employment from Seacastle.

(2)

Represents value of restricted shares of Seacastle common stock that would vest upon a termination of Mr. Kwok’s employment with CLI pursuant to the terms of agreements between Mr. Kwok and Seacastle Inc.

          Lisa D. Leach

	Not for cause or Good Reason Termination ($)	Not for Cause or Good Reason Termination following a Change of Control ($)

Severance	—	—
Accelerated Vesting of Restricted Stock (1)	112,171	112,171
Total	112,171	112,171

(1)	Represents the value of restricted shares of our common stock that would vest pursuant to the terms of the restricted share exchange agreement with Ms. Leach.

          Stephen Bishop

	Not for Cause or Good Reason Termination ($)	Not for Cause or Good Reason Termination following a Change of Control ($)

Severance (1)	300,000	300,000
Accelerated Vesting of Restricted Stock (2)	84,529	422,700
Total	384,529	722,700

(1)	Represents amounts that would be paid to Mr. Bishop pursuant to his employment agreement with respect to the termination of his employment from us and CLI.

(2)	Represents the value of restricted shares of our common stock that would vest pursuant to the terms of the restricted share exchange agreement with Mr. Bishop.

Equity Compensation Plan Information

          The table below sets forth certain information as of December 31, 2010, the last day of the fiscal year, for (i) all equity compensation plans previously approved by our shareholders and (ii) all equity compensation plans not previously approved by our shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	9,100,000
Equity compensation plans not approved by security holders	—	—	—

Total			9,100,000

          Under the terms of our Plan, the number of shares available for future issuance under the Plan will increase annually each October 27 by 50,000.

PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (WHICH CONSTITUTES THE AUDITOR FOR PURPOSES OF BERMUDA LAW)

          The Audit Committee of the Board appointed the firm of Ernst & Young LLP, independent registered public accounting firm (“E&Y”) (which constitutes the auditor for the purpose of Bermuda law), as Independent Auditors to audit the Company’s financial statements for the fiscal year ending December 31, 2011. Action by shareholders is not required by law in the appointment of independent accountants. If shareholders do not ratify this appointment, however, the appointment will be reconsidered by the Audit Committee.

          Representatives of E&Y will attend the Meeting and will be available to respond to questions from our shareholders. The representatives do not intend to make a statement.

Fees Paid to Independent Registered Public Accounting Firm

          E&Y served as the Independent Auditors for the Company in the year ended December 31, 2010. Approximate fees paid to E&Y were as follows:

Audit Fees:

          Audit fees for professional services rendered in connection with the audit of our annual financial statements, reviews of our quarterly financial statements and the initial public offering and a separate financing transaction that did not occur were $2.4 million for fiscal year ended December 31, 2010 and $0.9 million for fiscal year ended December 31, 2009.

Audit Related Fees:

          None.

Tax Fees:

          None.

All Other Fees:

          None.

Pre-Approval Policies and Procedures

          Approval of audit and permitted non-audit services is made by the Committee or pre-approved by the Chairperson and review/ratified by the Committee at the next scheduled meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.

REPORT OF THE AUDIT COMMITTEE

          The Audit Committee has reviewed and discussed the Company’s audited financial information with management, which has the primary responsibility for our financial statements, and E&Y, the Company’s Independent Registered Public Accounting Firm. The Audit Committee has discussed with E&Y the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

          In addition, the Audit Committee has received the written disclosures and letter from E&Y consistent with applicable rules of the Public Company Accounting Oversight Board regarding the requirements for independent registered public accounting firms for communicating with audit committees concerning independence, and has discussed E&Y’s independence with them. Based on its review and on the discussions described above, the Audit Committee has recommended to the full Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Audit Committee:

Paul R. Goodwin, Chairman
Douglas A. Hacker
Donald P. Hamm

PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

          The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that we provide our shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement on pages 18-26 in accordance with the SEC’s rules.

          In considering their vote, shareholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on pages 18-20, as well as the discussion regarding the Compensation Committee on page 21.

          Our primary compensation goals for our named executive officers are to attract, motivate and retain the most talented and dedicated executives and to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. To achieve these goals, we employ a strong pay for performance philosophy that includes the following guiding principles:

•	Balance short-term and long-term goals by delivering a substantial portion of total compensation through restricted share grants;

•	Deliver a mix of fixed and at-risk compensation, including through the use of restricted share grants, the value of which is directly related to our performance; and

•	Through the payment of dividends on restricted share grants, tie a substantial portion of overall compensation to the dividends we pay to our shareholders.

          We believe that the Company’s executive compensation programs have been effective at promoting the achievement of positive results, appropriately aligning pay and performance and in enabling the Company to attract and retain very talented executives within our industry, while at the same time avoiding the encouragement of unnecessary or excessive risk taking.

          We are asking our shareholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to express your views on our fiscal year 2010 executive compensation policies and procedures for NEOs. This vote is not intended to address any specific item of compensation; rather, the vote relates to the overall compensation of our NEOs and the policies and procedures described in this proxy statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

          “RESOLVED, that the shareholders of SeaCube Container Leasing Ltd. (the “Company”) approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2011 Meeting, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

          Although this is an advisory vote which will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote. The Compensation Committee will consider our shareholder’s concerns and take them into account when designing future executive compensation programs. The Board therefore recommends that you indicate your support for the Company’s executive compensation in fiscal year 2010, as outlined in the above resolution.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR Proposal No. 3

PROPOSAL NO. 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

          The Dodd-Frank Act also provides that shareholders must be given the opportunity to vote, on an advisory (non-binding) basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC. By voting with respect to this Proposal No. 4, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

          Our Board of Directors has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company and therefore our Board recommends that you vote for a three-year interval for the advisory vote on executive compensation. In determining to recommend that shareholders vote for a frequency of once every three years, the Board considered how an advisory vote at this frequency will provide our shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short term variations in compensation and business results. An advisory vote occurring once every three years will also permit our shareholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation. We will continue to engage with our shareholders regarding our executive compensation program during the period between advisory votes on executive compensation.

          The Company recognizes that the shareholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation.

          This vote is advisory and not binding on the Company or our Board of Directors in any way. The Board of Directors and the Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation, which must occur at least once every six years beginning with this Meeting. The board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

          Shareholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the resolution set forth below.

“RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s proxy statement should be every year, every two years, or every three years.”

          The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

          THE BOARD RECOMMENDS THAT YOU VOTE “THREE YEARS” WITH RESPECT TO HOW FREQUENTLY AN ADVISORY SHAREHOLDER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS SHOULD OCCUR.

OTHER MATTERS

          As of the mailing date of this proxy statement, the Board knows of no other matters to be brought before the 2011 Annual Meeting. If matters other than the ones listed in this proxy statement arise at the 2011 Annual Meeting, the persons named in the proxy will vote the shares represented by the proxy according to their judgment.

          No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

CONFIDENTIALITY OF PROXIES

          The Company’s policy is that proxies identifying individual shareholders are private except as necessary to determine compliance with law, or assert or defend legal claims, or in a contested proxy solicitation, or in the event that a shareholder makes a written comment on a proxy card or an attachment to it.

SHAREHOLDER PROPOSALS

          The Company welcomes comments or suggestions from its shareholders. Under SEC rules, shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2012 annual meeting of shareholders must be received no later than December 17, 2011, unless the date of the 2012 annual meeting is changed by more than 30 days from the date of the last annual meeting, in which case the proposal must be received no later than a reasonable time before the Company begins to print and send its proxy materials. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals must be delivered to the Office of the General Counsel/Corporate Secretary, SeaCube Container Leasing Ltd., 1 Maynard Drive, Park Ridge, New Jersey 07656.

          If a shareholder wishes to submit a proposal for business to be brought before the 2012 Annual General Meeting of Shareholders outside of SEC rule 14a-8, including with respect to shareholder nominations of directors, notice of such matter must be received by the Company, in accordance with the provisions of the Company’s Bye-laws, no earlier than the close of business on January 26, 2012, nor later than the close of business on February 25, 2012. Notice of any such proposal also must include the information specified in our Bye-laws and should be sent to Office of the Secretary, SeaCube Container Leasing Ltd., 1 Maynard Drive, Park Ridge, New Jersey 07656. In order for a proposal to be considered “timely” for purposes of Rule 14a-4(c), such proposal must be received no later than the close of business on February 25, 2012. In addition to our Bye-laws, please see pages 4-5 of this proxy statement for a description of the procedures to be followed by a shareholder who wishes to recommend a director candidate to the Nominating and Corporate Governance Committee for its consideration.

          Additionally, under Bermuda law, shareholders holding not less than five percent of the total voting rights or 100 or more shareholders together may require us to give notice to our shareholders of a proposal to be submitted at an annual general meeting. Generally, notice of such a proposal must be received by us at our registered office in Bermuda (located at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda) not less than six weeks before the date of the meeting and must otherwise comply with the requirements of Bermuda law.

ADDITIONAL INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms in Washington, D.C. and New York, New York. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. A copy of our Annual Report on Form 10-K will also be furnished without charge upon written request to SeaCube Container Leasing Ltd., 1 Maynard Drive, Park Ridge, New Jersey 07656, Attention: General Counsel/Corporate Secretary, and can also be accessed through our website at www.seacubecontainers.com.

          The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single set of proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

          Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to: SeaCube Container Leasing Ltd., 1 Maynard Drive, Park Ridge, New Jersey 07656, Attention: General Counsel/Corporate Secretary.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 25, 2011

          The proxy statement and annual report are available at www.seacubecontainers.com.

GENERAL

          The Company will pay the cost of preparing, assembling and mailing the notice of annual meeting, proxy statement, enclosed proxy card and accompanying annual report. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies, and we may reimburse those persons for their expenses incurred in connection with these activities. We will compensate only independent third-party agents who are not affiliated with us but solicit proxies. At this time, we do not anticipate that we will be retaining a third-party solicitation firm, but should we determine, in the future, that it is in our best interest to do so, we will retain a solicitation firm and pay for all costs and expenses associated with retaining this solicitation firm.

          If you received a paper copy of this proxy statement, please complete, sign, and date the enclosed proxy card and mail it promptly in the enclosed postage-paid envelope. The enclosed proxy card can be revoked at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

          The following table provides information, as of March 30, 2011, regarding the beneficial ownership of our Common Shares by the directors, the nominees for director, and the executive officers named in the summary compensation table and all directors, nominees and executive officers as a group.

          The percentage of beneficial ownership of our Common Shares is based on 20,163,359 Common Shares issued and outstanding as of March 30, 2011.

	Number of Shares Beneficially Owned Prior to the Offering(1)

Name of Beneficial Owner(1)	Number of Shares(3)	Percent

Executive Officers and Directors(2)
Joseph P. Adams, Jr.	5,000	*
Jonathan G. Atkeson	7,500	*
Paul R. Goodwin	40,000	*
Douglas A. Hacker	60,000	*
Donald P. Hamm	30,000	*
Joseph Kwok	271,503	1.3%
Stephen P. Bishop	53,814	*
Lisa D. Leach	60,777	*
Martin Tuchman	54,373	*
All directors and executive officers as a group (9 persons)	582,967	2.9%
5% Shareholder
Seacastle Operating Company Ltd.(4)	8,525,000	42.3%
Wellington Management Company, LLP (5)	1,436,200	7.1%
Philadelphia Financial Management of San Francisco, LLC (6)	1,094,868	5.4%

*	Less than 1%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common shares subject to options or warrants currently exercisable, or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Except in cases where community property laws apply we believe that each shareholder possesses sole voting and investment power over all common shares shown as beneficially owned by the shareholder. The beneficial owners listed in this table do not, individually or as a group, have the right to acquire beneficial ownership over any other of our common shares.

(2)	The address of each officer or director listed in this table is: c/o SeaCube Container Leasing Ltd., 1 Maynard Drive, Park Ridge, New Jersey, 07656.

(3)	Consists of common shares held, including restricted shares.

(4)

Seacastle Operating Company Ltd. is wholly owned by Seacastle Inc. Seacastle Inc. is wholly owned by Fortress Investment Fund III LP, Fortress Investment Fund III (Fund B) LP, Fortress Investment Fund III (Fund C) LP, Fortress Investment Fund III (Fund D) L.P., Fortress Investment Fund III (Fund E) L.P., Fortress Investment Fund III (Coinvestment Fund A) LP, Fortress Investment Fund III (Coinvestment Fund B) LP, Fortress Investment Fund III (Coinvestment Fund C) LP and Fortress Investment Fund III (Coinvestment Fund D) L.P. (collectively, the “Fund III Funds”), Fortress Investment Fund IV (Fund A) L.P., Fortress Investment Fund IV (Fund B) L.P., Fortress Investment Fund IV (Fund C) L.P., Fortress Investment Fund IV (Fund D) L.P., Fortress Investment Fund IV (Fund E) L.P., Fortress Investment Fund IV (Fund F) L.P., Fortress Investment Fund IV (Fund G) L.P., SCT Chassis Holdings LLC and certain members of Seacastle Inc.’s management. Fortress Fund III GP LLC is the general partner of each of the Fund III Funds. The sole managing member of Fortress Fund III GP LLC is Fortress Investment Fund GP (Holdings) LLC. The sole managing member of Fortress Investment Fund III GP (Holdings) LLC is Fortress Operating Entity I LP (“FOE I”). FIG Corp. is the general partner of FOE I, and FIG Corp. is wholly owned by Fortress Investment Group LLC. Fortress Fund IV GP L.P. is the general partner of each of Fortress Investment Fund IV (Fund A) L.P., Fortress Investment Fund IV (Fund B) L.P., Fortress Investment Fund IV (Fund C) L.P., Fortress Investment Fund IV (Fund D) L.P., Fortress Investment Fund IV (Fund E) L.P., Fortress Investment Fund IV (Fund F) L.P., Fortress

Investment Fund IV (Fund G) L.P., Fortress Investment Fund IV (Coinvestment Fund A) L.P., Fortress Investment Fund IV (Coinvestment Fund B) L.P., Fortress Investment Fund IV (Coinvestment Fund C) L.P., Fortress Investment Fund IV (Coinvestment Fund D) L.P., Fortress Investment Fund IV (Coinvestment Fund F) L.P. and Fortress Investment Fund IV (Coinvestment Fund G) L.P. (collectively, the “Fund IV Funds”). SCT Chassis Holdings LLC is wholly owned by the Fund IV Funds. Fortress Fund IV GP Holdings Ltd. is the general partner of Fortress Fund IV GP L.P. Fortress Fund IV GP Holdings Ltd. is wholly owned by FOE I. FIG Corp. is the general partner of FOE I. FIG Corp. is wholly owned by Fortress Investment Group LLC. By virtue of his ownership interest in Fortress Investment Group LLC and certain of its affiliates, as well as his role in advising certain investment funds, Wesley R. Edens may be deemed to be the natural person that has sole or shared voting and investment control over the shares listed as beneficially owned by Seacastle Operating Company Ltd. Mr. Edens disclaims beneficial ownership of such shares. The address of all persons listed above is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105. Seacastle Operating Company Ltd. is not a broker-dealer or an affiliate of a broker-dealer.

(5)

Information regarding Wellington Management Company, LLP (“Wellington”) is based solely upon a Schedule 13G filed by Wellington with the SEC on February 14, 2011, which indicates that Wellington held shared voting power and shared dispositive power over 1,436,200 shares. The address of Wellington is 280 Congress Street, Boston, MA 02210.

(6)

Information regarding Philadelphia Financial Management of San Francisco, LLC (“Philadelphia Financial”) is based solely upon a Schedule 13G filed by Philadelphia Financial with the SEC on February 14, 2011, as amended on February 15, 2011, which indicates that Philadelphia Financial held shared voting power and shared dispositive power over 1,094,868 shares. The address of Philadelphia Financial is 450 Sansome Street, Suite 1500, San Francisco, CA 94111.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and any persons who beneficially own more than 10% of a class of the company’s stock, to file certain reports of ownership and changes in ownership with the SEC. Based solely on its review of the copies of Forms 3, 4, and 5 received by it, the Company believes that the Company’s executive officers and directors complied with the SEC’s reporting requirements with respect to transactions which occurred during the fiscal year ended December 31, 2010.

          By Order of the Board of Directors

Lisa D. Leach
Vice President, General Counsel and Corporate Secretary

April 15, 2011

ANNUAL MEETING OF SHAREHOLDERS OF

SEACUBE CONTAINER LEASING LTD.

May 25, 2011

Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report, Notice & Proxy Statement is/ are available at www.seacubecontainers.com.

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

20233040000000001000 2	052511

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL(S): PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐		NOMINEES:
	FOR ALL NOMINEES	¡	Douglas A. Hacker
		¡	Joseph Kwok
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of Ernst & Young LLP as the independent registered public accounting firm for 2011	☐	☐	☐

3.	Advisory Vote on Executive Compensation	☐	☐	☐

	3 years	2 years	1 year	ABSTAIN
4.	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation ☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

The validity of this proxy is governed by the Bermuda Companies Act 1981. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the annual meeting to be held May 25, 2011.

	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

SEACUBE CONTAINER LEASING LTD.

May 25, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EDT the day before the Annual Meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report, Notice & Proxy Statement is/ are available at www.seacubecontainers.com.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20233040000000001000 2	052511

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL(S): PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐		NOMINEES:
	FOR ALL NOMINEES	¡	Douglas A. Hacker
		¡	Joseph Kwok
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of Ernst & Young LLP as the independent registered public accounting firm for 2011	☐	☐	☐

3.	Advisory Vote on Executive Compensation	☐	☐	☐

	3 years	2 years	1 year	ABSTAIN
4.	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation ☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

The validity of this proxy is governed by the Bermuda Companies Act 1981. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the annual meeting to be held May 25, 2011.

	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SEACUBE CONTAINER LEASING LTD.

Annual Meeting of Shareholders May 25, 2011 10:00 a.m. EDT
This proxy is solicited by the Board of Directors

          The shareholder(s) hereby appoint(s) Stephen P. Bishop and Lisa D. Leach, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the (Common) shares of SEACUBE CONTAINER LEASING LTD. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 a.m., local time on May 25, 2011, 1 Maynard Drive, Park Ridge, New Jersey 07656, and any adjournment(s) or postponement(s) thereof.

(Continued and to be signed on the reverse side.)

14475